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METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A                         EXHIBIT 99.1

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
$304,203,000              Class A 6.85% Asset Baked Notes
$ 26,452,783              Class B Fixed Rate Asset Baked Notes

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               STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06
                    OF THE TRANSFER AND SERVICING AGREEMENT

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
Payment Date:                                                                        20-Nov-97

(i)    Amount of principal being paid on the Notes:
       (a)  Class A Notes                                                                $0.00
            per $1,000 original principal amount:                                  $0.00000000
       (b)  Class B Notes                                                                $0.00
            per $1,000 original principal amount:                                  $0.00000000
       (c)  Total                                                                        $0.00

(ii)   Amount of interest being paid on the Notes
       (a)  Class A Notes                                                        $1,736,492.13
            per $1,000 original principal amount:                                  $5.70833335
       (b)  Class  B Notes                                                         $247,832.72
            per $1,000 original principal amount:                                  $9.36887132
       (c)  Total                                                                $1,984,324.85

(iii)  Balances at the end of the related Collection Period
       (a)  Pool Balance at the end of the related Collection Period           $330,655,783.00
       (b)  aggregate Principal Balance of the Receivables                     $330,647,451.17
       (c)  amount in the Principal Funding Account                                  $8,331.83

(iv)   After giving effect to distributions on this Distribution Date:
       (a)  outstanding principal amount of Class A Notes:                     $304,203,000.00
       (b)  Class A Note Pool Factor:                                                1.0000000

(v)    Amount of Servicing Fee being paid:                                         $137,773.24

(vi)   Amount of Administration Fee being paid:                                        $500.00

(vii)  Aggregate Acquisition Amounts for Collection Period:
       (a) by Transferor                                                                 $0.00
       (b) by Servicer                                                                   $0.00

(viii) Amount of Realized Losses for the Collection:                                     $0.00

(ix)   Ending Reserve Account Balance:                                           $4,742,046.01

(x)    Specified Reserve Account Balance:                                        $4,742,046.01

(xi)   (a) Noteholders' Class A Interest Distributable Amount:                   $1,736,492.13
       (b) Noteholders' Class B Interest Distributable Amount:                     $247,832.72
       (c) Class A Noteholders' Principal Distributable Amount:                          $0.00
       (d) Class B Noteholders' Principal Distributable Amount:                          $0.00
       (e) Amount withdrawn from Reserve Account per Section 5.05(c) or (d)              $0.00

(xii)  Deliquency Summary
       (a) Delinquencies 61 to 90 days                                                   $0.00
       (b) Delinquencies over 90 days                                                    $0.00

(xiii) Deliquency Summary - % of aggregate principal balance of the receivables
       (a) Delinquencies 61 to 90 days                                                   0.00%
       (b) Delinquencies over 90 days                                                    0.00%

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